UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2024

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

1 (888) 646-5205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 8.01 Other Events

As previously disclosed in our Current Report on Form 8-K filed with the SEC on September 9, 2024, we received a purchase order for 15 W56 step vans (the “Ordered Step Vans”). On September 27, 2024, we completed our work on the Ordered Step Vans and made the Ordered Step Vans available for the purchaser’s upfitter to complete certain final customizations of the vehicles for the purchaser. In connection with the completion of our work on the Ordered Step Vans, we received payment in full for the Ordered Step Vans. We expect the Ordered Step Vans will be upfitted and delivered to the purchaser during the fourth quarter of 2024. The Ordered Step Vans remain subject to customary conditions on delivery and acceptance as well as customary rights of return and warranty rights.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. These are statements that involve substantial risks and uncertainties, including our ability to timely deliver the Ordered Step Vans, conditions to delivery and acceptance applicable to the purchase order, and the expected delivery date and the expected performance of W56 step van. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: September 30, 2024	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	General Counsel,
Chief Compliance Officer and Secretary

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